SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12

NOVEX SYSTEMS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.

|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

|_|	Fee paid previously with preliminary materials:

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOVEX SYSTEMS INTERNATIONAL, INC.

67 WALL STREET, SUITE 2001

NEW YORK, NEW YORK 10005

(914) 337-0231

December 8, 2004

Dear Shareholders:

Enclosed is a notice of an Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 67 Wall Street, Suite 2001, New York, New York 10005 at 10:00 a.m. on Friday, January 28, 2005. We hope that your schedule will allow you to attend the meeting.

The matters to be considered and voted upon at the Annual Meeting are set forth in the attached Notice of the Annual Meeting of Shareholders and described more fully in the related Proxy Statement which accompany this letter.

We look forward to meeting those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and either mail it in the enclosed envelope, or send it by facsimile to 914-337-0846 at your earliest convenience.

Very truly yours,

Daniel W. Dowe

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

Table of Contents

Page

NOTICE OF ANNUAL MEETING	1

INFORMATION ABOUT THE MEETING AND VOTING	2

Matters Relating to the Meeting

Vote necessary to approve proposals

Proxies

Voting in person

Broker non-votes

Other Business; Adjournments

SUMMARY INFORMATION

Proposal I	3

Proposal II	4

Proposal III	5

Proposal IV	6

PROPOSALS FOR FISCAL 2005 ANNUAL MEETING	6

BOARD OF DIRECTORS	6

OTHER MATTERS	7

COST OF PROXIES	8

FORWARD LOOKING STATEMENTS	8

AVAILABLE REPORTS AND INFORMATION	8

PROXY CARD	9

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 28, 2005

To the Shareholders of

Novex Systems International, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Novex Systems International, Inc. (the “Company”) will be held at the Company’s principal executive offices located at 67 Wall Street, Suite 2001, New York, New York 10005 at 10:00 a.m. on Friday, January 28, 2005. The matters to be voted upon at the meeting will be:

1.	To amend and restate the Company’s Certificate of Incorporation to increase the authorized shares of $.001 par value common stock from 40,000,000 to 100,000,000.

2.

To reverse split the issued and outstanding shares of the Company’s $.001 par value common stock on a ratio of 1 for 7 to reduce the total number of common shares outstanding on a fully diluted basis from 25,795,187 to approximately 3,685,026.

3.	Ratify the appointment of Radin, Glass & Co., L.L.P. as the Company’s new independent auditors for the fiscal year ending May 31, 2005.

4.	Change the company’s name to American Home Foods, Inc.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors have fixed the close of business on Friday, November 20, 2004 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and at any adjournments, if necessary. The transfer books of the Company will not be closed.

You are cordially invited to attend the meeting and vote your shares. In the event you cannot attend the meeting, please complete, date, sign and return the enclosed proxy in the envelope provided, or send it to us by facsimile at 914-337-0846. Your prompt response will be appreciated. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof. If you have questions regarding the Annual Meeting please call 914-337-0231.

By Order of the Board of Directors

Daniel W. Dowe, President

New York, New York

December 8, 2004

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

JANUARY 28, 2005

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Novex Systems International, Inc., a New York corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 67 Wall Street, Suite 2001, New York, New York 10005 at 10:00 a.m. on Friday, January 28, 2005 and any adjournments thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are expected to be mailed to shareholders on or about December 27, 2004.

Holders of record of the $.001 par value Common Shares of the Company (“Common Stock”) on November 21, 2004 will be entitled to vote at the meeting. On that date, there were 25,795,187 shares of Common Stock outstanding, each of which are entitled to one vote on all matters properly submitted for a vote of the shareholders at the Annual Meeting. Only holders of record at the close of business on November 21, 2004 will be entitled to notice of and to vote at the Annual Meeting.

All Common Stock represented by properly executed proxies in the accompanying form received by the Company in sufficient time to permit examination and tabulation before a vote is taken will be voted in accordance with the directions of the shareholder specified on the proxy. IF NO DIRECTIONS HAVE BEEN SPECIFIED BY MARKING THE APPROPRIATE SQUARES ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the opening of the meeting. Any written notice of revocation or subsequent proxy should be sent to Novex Systems International, Inc., c/o Daniel W. Dowe, President, 67 Wall Street, New York, New York 10005, or by facsimile at 914-377-0846, or by email at Novex @ix.netcom.com, or in person at the Annual Meeting at or before the taking of the actual vote.

VOTING IN PERSON

If you plan to attend the meeting and wish to vote in person, we will give you a ballot to vote at the meeting. However, if you are a shareholder and your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on November 21, 2004, the record date for voting.

BROKER NON-VOTES

A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares (known as “broker non-votes”). For shares that are registered in the name of a broker or other “street name” nominee, the shareholder’s votes will only be counted as to those matters actually voted. The shares subject to any such proxy that are not being voted with respect to a particular proposal may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares not being voted as to a particular matter, and directions to “withhold authority” to vote for directors, will be considered as abstentions. As a result, an abstention or broker non-vote will have no effect with respect to the election of directors or the proposal to approve the auditors. An abstention or broker non-vote will have the effect of a vote against the proposal to approve the exchange and the proposal to change the name of Laser.

The holders of Common Stock entitling them to a majority of the voting power of the Company must be present in person or by proxy at the Annual Meeting to constitute a quorum for conducting business. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for purposes of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Shares voted as abstentions and broker non-votes on any matter (or a “withheld authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.

The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting will be required to approve: (1.) Increasing the number of authorized shares of Common Stock to 100,000,000, (2.) Reverse splitting the issued and outstanding shares of the Company’s Common Stock on a ratio of one-for-seven (1 for 7) to reduce the total number of common shares outstanding on a fully diluted basis from 25,795,187 to approximately 3,685,026 with all fractional shares being terminated, (3) Ratifying the appointment of Radin, Glass & Co., L.L.P. as the Company’s independent auditors for the fiscal year ending May 31, 2005, (4) Change the company’s name to American Home Foods, Inc., and (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

Please read the proxy carefully. You will find additional information about the Company in its recent filings with the United States Securities and Exchange Commission at www.sec.gov.

The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

MANAGEMENT PROPOSAL I

INCREASING THE NUMBER OF AUTHORIZED SHARES

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the Board of Directors shall be granted full authority to modify the company’s certificate of incorporation to increase the authorized shares of its Common Stock to 100,000,000.

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolution for the following reasons:

Currently, the Company authorized capital stock under its Certificate of Incorporation is 40,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Unless shareholders agree to approve Management Proposal II to reverse split (See Proposal II) the number of issued and outstanding shares of Common Stock, the Company may be severely limited in its ability to undertake new corporate initiatives that require equity financing. With 25,795,187 shares of Common Stock issued and outstanding the Company has only 14,205,000 shares of authorized Common Stock available for use in future transactions, internal refinancing and for incentives to recruit executive resources. The Board of Directors believes the remaining number of unissued shares of Common Stock is insufficient for the Company to accomplish business initiatives that it may consider.

Accordingly, the Board of directors has approved for submission to the Company’s shareholders and recommends that the Company shareholders approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000. The additional 60,000,000 authorized shares of Common Stock may be issued for any proper corporate purpose. The availability of additional authorized shares will enable the Company’s Board of Directors to act with flexibility when and as the need arises to issue additional shares in the future without the delay necessitated by having to obtain a shareholders vote and to take advantage of changing market and financial conditions in a more timely manner. Among the reasons for issuing additional shares would be to increase the Company’s capital base through sales of the Company’s Common Stock, to engage in acquisitions and to recruit and retain executive management through equity-based compensation plans that are approved by the Board of Directors and Shareholders, as the matter may require.

MANAGEMENT PROPOSAL II

REVERSE SPLIT THE COMPANY’S COMMON STOCK

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the Board of Directors shall be granted full authority to effect a reverse split of the issued and outstanding shares of the Company’s Common Stock on a ratio of one-for-seven (1 for 7) to reduce the total number of common shares outstanding on a fully-diluted basis from 25,795,187 to approximately 3,685,026.

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolution for the following reasons:

The Company currently has 25,795,187 shares of Common Stock issued and outstanding. Based on the Company’s best estimates, the Company will have 3,685,026 shares of Common Stock outstanding as a result of the one-for-seven (1-for-7) reverse stock split. The number of shareholders is not expected to change after the reverse split.

The primary purpose for the reverse stock split is to reduce the total number of shares of Common Stock issued and outstanding. Assuming the Company is successful with completing another acquisition or that it can increase its current royalty income a smaller number of shares of Common Stock will enhance the marketability of the Company’s common Stock. The reverse stock split will not materially alter each shareholder’s ownership interest in the Company. There can be no assurances that the market price for the Company’s Common Stock will be higher than if the reverse stock split was not effected.

In light of the Company’s current business operation the total number of shares of Common Stock that are issued and outstanding are in excess of the Company’s foreseeable earnings and, therefore, contributes to the Company’s low stock price as it further complicates the Company’s ability to issue new shares as part of a future business acquisition. In the interest of improving the Company’s capital structure and eliminating barriers to effecting the Company’s business plans the Board of Directors believes the proposed reserve split will achieve both objectives. Due to the low market price for the Company’s Common Stock which has traded on average over the course of the past year at $.02 per share, it would be impractical and unduly burdensome to issue fractional shares or cash compensation to shareholders for fractional shares that result from the reverse split. All fractional shares will be deemed cancelled upon the completion of the reverse split pursuant with all fractional shares being terminated pursuant to New York State Business Corporation Law s.509.

Consummation of the reverse stock split in and of itself will not alter the number of authorized shares of Common Stock. Unless shareholders shall approve the proposed increase of the Company’s authorized shares of

Common Stock the number of authorized shares will remain the same, after the reverse split. Proportionate votings rights and other rights of shareholders will not be altered by the reverse stock split, except that where a shareholders would own a fractional interest in a share of common stock that fractional interest will be terminated.

The Common Stock is registered under Section 12(g) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating the registration under the Exchange Act.

Federal Income Tax Consequences of the Proposed Reverse Stock Split

The following discussion describes certain federal income tax consequences of the reverse stock split for shareholders of the Company who are citizens or residents of the United States, and who are not dealers with respect to the Common Stock. The actual consequences for each shareholders will be governed by the specific facts and circumstances pertaining to his acquisition and ownership of the Common Stock. Thus, the Company makes no representations or warranties concerning the tax consequences for any of its shareholders and recommends that each shareholder consult with his tax advisor concerning the tax consequences (including federal, state, local and foreign income or other tax consequences) of the reverse stock split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. However, the Company believes that the reverse stock split will be a recapitalization for the purposes of Section 368 (a)(1)(E) of the Internal Revenue Code, which should have the following federal income tax consequences for the shareholders and the Company:

•

A shareholders will not recognize gain or loss with respect to the new Common Stock received in exchange for the old Common Stock. The adjusted basis and holding period of the shares of the new Common Stock received will be the same as the adjusted basis and holding period of the old common stock surrendered.

•	The Company will not recognize any gain or loss as a result of the Reverse Stock split.

MANAGEMENT PROPOSAL III

RATIFICATION OF INDEPENDENT AUDITORS

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the appointment of Radin, Glass & Co., L.L.P. (“Radin Glass”) by the Board of Directors of the Corporation to conduct the annual audit of the financial statements of the Company for the fiscal year ending May 31, 2005 is ratified, confirmed and approved.

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolutions for the following reasons:

The Board of Directors would like to ratify its resolution to hire the firm Radin Glass as its independent auditors to audit the financial statements of the Company for the fiscal year ending May 31, 2005. Radin Glass has audited the Company’s financial statements for the previous fiscal year. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Radin, Glass & Co., L.L.P. is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. In addition to providing annual auditing services, Radin, Glass will review the Company’s quarterly financial statements before they are submitted for filing with the United States Securities and Exchange Commission.

In the event this resolution does not receive the necessary vote for adoption, or if for any reason Radin, Glass ceases to act as auditors of the Company, the Board of Directors will appoint other independent public accountants as auditors.

AUDITING FEES

It is anticipated that the fees payable to Radin Glass for services rendered to audit the Company’s financial statements for the fiscal period ending May 31, 2005 and for its review of the Company’s three quarter quarterly reports in fiscal year 2005 will be approximately $20,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

FEES AND ALL OTHER FEES

The Company did not incur any fees relating to financial information systems design and implementation, or for other services rendered by its independent outside auditors.

MANAGEMENT PROPOSAL IV

CORPORATE NAME CHANGE

The following resolution will be offered by the Board of Directors at the Annual Meeting:

RESOLVED, that the Company shall change its name to American Home Foods, Inc.

The Board of Directors Recommends a Vote FOR the adoption and approval of the Foregoing Resolutions for the following reasons:

The Company has been seeking acquisition opportunities in the food industry and will register the name American Home Foods, Inc. as the formal name of the Company. With the Company’s current focus being on acquisition opportunities in the food and beverage sector the name change will enable the Company to be more identified with the industry in which it does business.

PROPOSALS FOR FISCAL 2005 ANNUAL MEETING

It is currently anticipated that the next meeting for the fiscal year ending May 31, 2005 (the “2005 Annual Meeting”) will be held in November 2005. Shareholders who intend to submit proposals for inclusion in the 2004 Proxy Statement and Proxy for shareholder action at the 2005 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than July 30, 2005. Additionally, if the Company receives notice of a shareholders proposal after September 15, 2005, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the person named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.

BOARD OF DIRECTORS

The Company’s current Board of Directors has agreed to serve in their positions until the Company shall purchase another business or undertake a major initiative, at which time, it is anticipated that a new slate of directors will be elected.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the meeting other than those described above. If any other matter should properly come before the meeting, or any adjournment thereof, it is intended that the shares represented by proxies in the accompanying form will be voted by the holders of the proxies in their discretion.

COST OF PROXIES

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain officers, directors and regular employee of the Company without extra compensation by telephone, facsimile, overnight or expedited courier, or email or in person. The Company will also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse any forwarding expenses.

FORWARD-LOOKING STATEMENTS

Except for historical information contained in this proxy statement, the matters discussed are forward-looking statements and involve risks and uncertainties. When used herein, words such as “anticipate”, “believe”, “could”, “estimate”, “expect” and “intend” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; and the risk factors set forth in this proxy statement. Laser undertakes no obligation to update forward-looking statements as a result of future events or developments.

AVAILABLE INFORMATION

ANNUAL AND QUARTERLY REPORTS

A copy of the Company’s Annual Report on Form 10-KSB for the year ended May 31, 2004 and Form 10-QSB for the quarterly period ending August 31, 2004 will be sent without charge to any shareholder requesting the same in writing from: Novex Systems International, Inc., Attention: Investor Relations, 42 Forest Lane, Bronxville, New York 10708 , Telephone 973-337-0231, Facsimile, 914-337-0846, or by Email Novex@ix.netcom.com. The Annual Report and the Quarterly Report may also be retrieved electronically through the website www.sec.gov.

By Order of the Board of Directors,

__________________________

Daniel W. Dowe, President

New York, New York

December 8, 2004

P R O X Y

ANNUAL MEETING OF SHAREHOLDERS OF

NOVEX SYSTEMS INTERNATIONAL, INC.

JANUARY 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NOVEX SYSTEMS INTERNATIONAL INC. PURSUANT TO THE PROVISIONS OF NEW YORK BUSINESS CORPORATION LAWS.

The undersigned shareholder of Novex Systems International, Inc. (“Novex”), having received the Notice of Meeting dated December 8, 2004 of the Annual Meeting of Shareholders ("Annual Meeting") and the Proxy Statement dated December 8, 2004 hereby nominates, constitutes, appoints and authorizes Daniel W. Dowe, President of Novex as attorney of the undersigned with power of substitution, as proxy for me and in my name, place and stead, to vote all the Common Shares of said corporation standing in my name on its books on November 20, 2004 at the Annual Meeting to be held at 10:00 a.m. (EST) at Novex’s offices being located at 67 Wall Street, Suite 2001, New York, New York 10005, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY PURSUANT TO THE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW. A Vote FOR Proposals I, II, III and IV are recommended. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR Proposals I, II, III and IV.

The above-named Attorneys and Proxies are instructed to vote all the undersigned's shares as follows:

I.	TO AMEND AND RESTATE THE COMPANY’S CERTIFICATE O F INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF ITS $.001 PAR VALUE COMMON STOCK FROM 40,000,000 TO 100,000,000.

FOR ___ AGAINST ___ ABSTAIN ___

The Board of Directors Recommends a Vote FOR the Foregoing Proposal.

II.

REVERSE SPLIT THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY’S $.001 PAR VALUE COMMON STOCK ON A RATIO OF 1 FOR 7 TO REDUCE THE TOTAL NUMBER OF COMMON SHARES OUTSTANDING ON A FULLY DILUTED BASIS FROM 25,795,187 TO 3,685,026.

FOR ___ AGAINST ___ ABSTAIN ___

The Board of Directors Recommends a Vote FOR the Foregoing Proposal.

III.	RATIFICATION OF BOARD OF DIRECTORS RESOLUTION APPOINTING RADIN, GLASS & CO., L.L.P. AS THE COMPANY’S INDEPENDENT AUDITORS

FOR ___ AGAINST ___ ABSTAIN ___

The Board of Directors Recommends a Vote FOR the Foregoing Proposal.

IV.	CHANGE THE COMPANY’S NAME TO AMERICAN HOME FOODS, INC.

FOR ___ AGAINST ___ ABSTAIN ___

The Board of Directors Recommends a Vote FOR the Foregoing Proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II, III and IV. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

THIS PROXY MAY BE REVOKED BY WRITING TO NOVEX SYSTEMS INTERNATIONAL, INC., C/O DANIEL W. DOWE, 67 WALL STREET, SUITE 2001, NEW YORK, NEW YORK 10005. FACSIMILES WILL BE ACCEPTED AT 973-337-0846 OR IN PERSON AT THE ANNUAL MEETING BEFORE THE TAKING OF THE VOTE.

Dated this ____ day of _________________, 200_.

______________________________________________

Signature(s) of Shareholder(s)

_______________________________________________

Please print name(s)

_______________________________________________

Street Address

Please complete, date and sign exactly as your name(s) appear on your stock certificate. Joint owners should each sign personally. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. For shares held by a corporation, please affix its corporate seal.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY TO THE COMPANY AT:

NOVEX SYSTEMS INTERNATIONAL, INC.

67 WALL STREET, SUITE 2001

NEW YORK, NEW YORK 10005

(914) 337-0231

PROMPTLY USING THE ENCLOSED ENVELOPE, OR BY FACSIMILE AT 973-337-0846.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD